UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 3, 2025

Commission File No. 001-37811

BOK FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Oklahoma		73-1373454
(State or other jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa,	Oklahoma	74192
(Address of Principal Executive Offices)		(Zip Code)
 (918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00006 per share	BOKF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. Other Events.

On November 3, 2025, BOKF, NA (the "Bank"), a subsidiary of BOK Financial Corporation (the "Parent"), successfully priced $400,000,000 in 6.108% Fixed-Rate Reset Subordinated Notes Due 2040 (the "Notes") in a transaction exempt from registration under Section 3(a)(2) of the Securities Act of 1933, as amended. The offering is expected to settle on November 6, 2025, subject to customary closing conditions. The Bank intends the net proceeds from the sale of the Notes to be used for general corporate purposes. The Bank expects the Notes to be treated as Tier II regulatory capital. The Notes are obligations solely of the Bank and are neither obligations of, nor guaranteed by, the Parent or any of the Bank's affiliates.

The information contained in this Item 8.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Furthermore, such information shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOK FINANCIAL CORPORATION

                        By: /s/ Martin E. Grunst
                         Martin E. Grunst
                         Executive Vice President
                         Chief Financial Officer

Date: November 3, 2025